POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Robert B. Walsh, Jason Klurfeld, Ken Masotti, Jonathan Kaplan, Paul Pensa and Nancy Bryson, signing singly, each of the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of each of the undersigned, in each  of the undersigned's capacity as an officer and/or director of Evercore Inc., a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf
of   each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grants to each such attorney-in-fact   full power
and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming,   any of each of the
undersigned's responsibilities to comply with Section 16   of the Securities
Exchange Act of 1934 or the rules thereunder.

This Power of Attorney shall remain in full force and effect until each of the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to each of the undersigned's holdings of and transactions in securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of April, 2018.


By:     /s/ Sarah K. Williamson
Name:   Sarah K. Williamson